                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             AVON PRODUCTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             AVON PRODUCTS, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

                                 Common Stock
- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

                                  72,006,886
- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

                                     .50
- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO]
- --------------------------------------------------------------------------------

                                                         Avon Products, Inc.
                                                         9 West 57th Street
                                                         New York, NY 10019

                                                                  March 23, 1994

Dear Shareholder:

     You are cordially invited to attend the 1994 Annual Meeting of Shareholders, which will be held at 10:00 a.m. on Thursday, May 5, 1994 in the Equitable Auditorium at the Equitable Center, 787 Seventh Avenue, New York City.

     The business and operations of Avon will be reviewed at the Annual Meeting. We hope that you will be able to attend.

     Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card in the enclosed postage prepaid envelope so that your shares will be voted at the meeting.

                                           Sincerely yours,

                                           JAMES E. PRESTON

                                           Chairman and Chief Executive Officer

                              AVON PRODUCTS, INC.
                               9 West 57th Street
                            New York, New York 10019

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The 1994 Annual Meeting of Shareholders of Avon Products, Inc. ("Avon") will be held in the Equitable Auditorium at the Equitable Center, 787 Seventh Avenue, New York, New York 10019, on Thursday, May 5, 1994 at 10:00 a.m. for the following purposes:

     (1) To elect four (4) directors to three-year terms expiring in 1997;

     (2) To elect one (1) director to a two-year term expiring in 1996;

     (3) To act upon a proposal to ratify the appointment of Coopers & Lybrand as Avon's independent accountants for 1994; and

     (4) To transact such other business as properly may come before the meeting.

     The Board of Directors has fixed the close of business on March 16, 1994 as the record date for the purpose of determining the shareholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

            PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED
              PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE,
             WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                                     Siri S. Marshall
                                                  Senior Vice President,
                                              General Counsel and Secretary

March 23, 1994
New York, New York

                              AVON PRODUCTS, INC.
                               9 West 57th Street
                            New York, New York 10019

                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished by and on behalf of the Board of Directors of Avon Products, Inc. ("Avon" or the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held on May 5, 1994 in the Equitable Auditorium at the Equitable Center, New York, New York 10019 and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about March 23, 1994 to the shareholders of record of Avon on the Record Date, as defined below (the "Shareholders").

     THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                            SHARES ENTITLED TO VOTE

     Proxies will be voted as specified by Shareholders. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the Shares represented thereby will be voted FOR election as directors of the nominees listed in this Proxy Statement, and FOR ratification of the appointment of Coopers & Lybrand as Avon's independent accountants. The submission of a signed proxy will not affect a Shareholder's right to attend, and to vote in person at, the Annual Meeting. Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of Avon, executing a proxy bearing a later date or attending and voting in person at the Annual Meeting.

     Only Shareholders of record as of the close of business on March 16, 1994 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 72,006,886 shares of Avon's common stock, par value $.50 per share (the "Common Stock"), outstanding (the "Shares"). Holders of Shares are entitled to vote cumulatively for the election of directors and to cast one vote per Share on all other matters.

     According to New York law, any corporate action taken at a shareholders meeting is based on the votes cast. "Votes cast" means the votes actually cast "for" or "against" a particular proposal, whether by signed proxy or in person. Therefore, under New York law, abstentions and broker non-votes are not considered in determining whether a proposal is approved by shareholders. Directors are elected by a plurality of the votes cast; shareholder approval of each other proposal to be considered at the Annual Meeting requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

     In 1991, the Company adopted a policy relating to proxy voting and independent tabulation and inspection of elections. The policy provides that all shareholder proxies, ballots and voting materials that identify the votes of specific shareholders will be kept permanently confidential, except as may be required by law, for all matters other than contested elections. In addition, all proxy cards and other voting materials will be returned by shareholders to an independent vote tabulator, and the tabulation process and results of shareholder votes will be inspected by independent inspectors of election. This policy will be in effect for the Annual Meeting.

                   PROPOSALS 1 AND 2 -- ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Effective from and after the date of the Annual Meeting, the Board has fixed the number of directors at 12, with four directors in the class whose term expires in 1997 (the "Class of 1997"), four directors in the class whose term expires in 1996 (the "Class of 1996") and four directors in the class whose term expires in 1995 (the "Class of 1995"). Board members serve three-year terms unless otherwise specified. The terms of five current directors, Remedios Diaz Oliver, Ernesta G. Procope, Joseph A. Rice, Edward J. Robinson and Cecily Cannan Selby, will expire at the Annual Meeting. The terms of the other incumbent directors will continue until either the 1995 or 1996 Annual Meeting. At the Annual Meeting, Shareholders will elect four members to the Class of 1997 and one member to the Class of 1996. The elections to the different classes will be conducted as two separate elections. The Board of Directors has nominated Remedios Diaz Oliver, Joseph A. Rice, Edward J. Robinson and Cecily Cannan Selby for election to the Class of 1997 at the Annual Meeting, each to serve for a three-year term to expire at the 1997 Annual Meeting, and the Board of Directors has nominated Brenda Barnes for election to the Class of 1996, to serve for a two-year term to expire at the 1996 Annual Meeting. Mrs. Procope will retire effective as of the date of the Annual Meeting.

     All Shares represented by properly executed proxies received in response to this solicitation will be voted for the election of directors as specified therein by the Shareholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of Remedios Diaz Oliver, Joseph A. Rice, Edward J. Robinson and Cecily Cannan Selby to the Class of 1997, and FOR the election of Brenda Barnes to the Class of 1996. Each nominee of the Company has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card may be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any of its nominees will be unable or decline to serve as a director.

     Shareholders may withhold their votes from the entire slate of nominees by so indicating in the space provided on the enclosed proxy card. Shareholders may withhold their votes from any particular nominee by writing that nominee's name in the space provided for that purpose on the enclosed proxy card.

     In voting for the election of directors, Shareholders are entitled to vote cumulatively. Each Shareholder is entitled to cast in each election the number of votes equal to (i) the number of Shares held of record by such person, multiplied by (ii) the number of directors to be elected in such election. Because the election of directors to the Class of 1997 and the election of directors to the Class of 1996 are two separate elections, Shareholders are entitled to cumulate votes with respect to the election of directors to the Class of 1997, but they may not cumulate votes they are entitled to cast for the election of directors to the Class of 1997 with the votes they are entitled to cast for the election of directors to the Class of 1996, nor vice versa. In the election of four directors to the Class of 1997, Shareholders will be entitled, under cumulative voting, to a total of four votes per Share held of record by them, and they may cast all of such votes in this election for a single nominee, or distribute them among any two or more nominees, as they see fit. Shareholders may (but need not) cumulate their votes in the election of directors by indicating the distribution of their votes among the nominees in the space provided on the enclosed proxy card. If votes are not so distributed on the proxy as to the election of directors to the Class of 1997, the persons appointed therein may exercise the right to vote the Shares represented by such proxy cumulatively in such Class election, and may distribute the votes represented by such proxy among one or more of the nominees for the Class of 1997 listed below (or any substitute candidates) for such Class in any manner they see fit.

     Set forth below is certain information furnished to the Company by each nominee and each director continuing in office after the Annual Meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW.

       NOMINEES FOR BOARD OF DIRECTORS FOR THREE-YEAR TERM EXPIRING 1997

- ----------------
- ----------------   REMEDIOS DIAZ OLIVER
                   Director of Avon since 1992          Age: 55

                   Mrs. Diaz Oliver has been President and Chief Executive Officer of All
                   American Containers, Inc., which is engaged in the sale and distribution of glass, plastic and metal containers and closures in the U.S., Central and
                   South America, the Caribbean, Europe, Africa, Asia and Australia, since
                   October, 1991. Prior thereto, Mrs. Diaz Oliver founded and was the Chief
                   Executive Officer and President of American International, Inc. from 1977 to 1991. Mrs. Diaz Oliver is a director of U.S. West, Barnett Banks of
                   South Florida, Greater Miami Chamber of Commerce, American Cancer Society,
                   Infants In Need, Jackson Memorial Trauma Center, University of Miami-School
                   of Medicine-Carlos J. Finlay, and the National Hispanic Leadership Agenda,
                   and a member of the Advisory Board-Trade Policy and Negotiations for the
                   President of the United States.
- ----------------------------------------------------------------------------------------------
- ----------------
- ----------------   JOSEPH A. RICE
                   Director of Avon since 1982          Age: 69

                   Mr. Rice is the former Chairman and Chief Executive Officer of Irving Bank
                   Corporation and its major subsidiary, Irving Trust Company, which was merged with The Bank of New York in December 1988. Mr. Rice was elected
                   President of Irving Bank Corporation in January 1975 and Chairman in
                   January 1984. He was elected President of Irving Trust Company in July 1974 and Chairman in January 1984. Mr. Rice is a director of Apache Corporation and Thiokol Corporation. In addition, he serves on the boards of the John
                   Simon Guggenheim Memorial Foundation, Historic Hudson Valley, Institutes of
                   Religion and Health and the Sky Club, and is a member of the Council on
                   Foreign Relations.
- ----------------------------------------------------------------------------------------------
- ----------------
- ----------------   EDWARD J. ROBINSON
                   Director of Avon since 1992          Age: 53

                   Mr. Robinson was elected President and Chief Operating Officer in November
                   1993 and a member of the Board of Directors of the Company in May 1992. Mr.
                   Robinson had been Vice Chairman, Chief Financial and Administrative Officer
                   of Avon since May 1992. He joined the Company in April 1989 as Executive
                   Vice President and Chief Financial Officer. Immediately prior to joining
                   Avon, he served as Executive Vice President-Finance and Chief Financial
                   Officer of RJR Nabisco, Inc. from October 1987 to March 1989. Mr. Robinson was associated with RJR Nabisco, Inc. and its predecessor companies,
                   Nabisco Brands, Inc. and Standard Brands Incorporated, for 16 years. During that time, he served in a number of financial positions, including senior financial officer capacities, as a Controller, Treasurer or Chief Financial
                   Officer. Prior to that time, Mr. Robinson was associated with Ward Foods,
                   Inc. (1970 to 1972) and Peat Marwick Mitchell & Co. (1963 to 1970). Mr.
                   Robinson currently serves on the Board of Trustees of Iona College where he is also a member of the Finance and Investment Committees.
- ----------------------------------------------------------------------------------------------

- ----------------
- ----------------   CECILY CANNAN SELBY, Ph.D.
                   Director of Avon since 1972          Age: 67

                   Dr. Selby is president of CCS, Ltd., a consulting firm, and Adjunct
                   Professor of Science Education and the former Chair of the Department of
                   Mathematics, Science, and Statistics Education at New York University,
                   which she joined in 1984. Dr. Selby is a member of the Science Policy and
                   Women in Science Committees of the New York Academy of Sciences; Vice
                   President, New York Hall of Science; trustee of Woods Hole Oceanographic
                   Institution; trustee of Girls, Incorporated; trustee of National Council of
                   Women in Medicine; trustee of American Skin Association; member of the
                   State of New York Governor's Policy Steering Committee for a Science and
                   Engineering Action Plan for the 1990s; and Chair, New York State Curriculum
                   Committee for Mathematics, Science & Technology. She is a former director of RCA Corporation, the National Education Corporation, and the National
                   Broadcasting Company; former Chair of the Board of Advisors and Academic
                   Dean of the North Carolina School of Science and Mathematics, and former trustee of Radcliffe College and the Massachusetts Institute of Technology.
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
NOMINEE FOR BOARD OF DIRECTORS FOR TWO-YEAR TERM EXPIRING 1996
- ----------------
- ----------------   BRENDA BARNES
                   Director of Avon since 1994          Age: 40

                   Ms. Barnes is Chief Operating Officer for Pepsi-Cola Company, responsible for leading all Pepsi-Cola markets in the Southern and Western areas of the country. Prior to Pepsi's reorganization in 1992, Ms. Barnes was President of Pepsi-Cola's southern division, responsible for production, distribution and sales. Ms. Barnes first joined PepsiCo in 1976 as a Business Manager for Wilson Sporting Goods. In 1981, she was named Vice President, Marketing for Frito-Lay. Three years later, she was appointed Group Director of
                   Marketing for Pepsi U.S.A. The following year, she was named Vice President of Marketing of Pepsi-Cola Bottling Group. She also served as Vice
                   President of National Sales for Pepsi's eastern division. Two years later, she was named Vice President of National Sales and Marketing. She was named
                   Senior Vice President in 1990. A 1975 graduate of Augustana College, Ms.
                   Barnes received her MBA from Loyola University in 1978. She is a recipient of the New York City YWCA Women's Achievement Award.
- ----------------------------------------------------------------------------------------------

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING 1996
- ----------------
- ----------------   CHARLES S. LOCKE
                   Director of Avon since 1986          Age: 65

                   Mr. Locke is Chairman of the Board, Chief Executive Officer and a director of Morton International, Inc., a manufacturer and marketer of specialty chemicals, automotive inflatable restraint systems and salt, which was formed July 1, 1989. Mr. Locke will retire from these positions effective
                   March 31, 1994. From 1980 to July 1, 1989, Mr. Locke was Chairman of the
                   Board, Chief Executive Officer and a director of its predecessor company,
                   Morton Thiokol, Inc. Mr. Locke is a director of NICOR, Inc. and its subsidiary, Northern Illinois Gas Company, Thiokol Corporation, and Whitman
                   Corporation. He is Chairman of the Board of Trustees of the Chicago Museum
                   of Science and Industry, a director of the Lyric Opera of Chicago and the
                   National Merit Scholarship Corporation, and a member of The Conference
                   Board. Mr. Locke was an Avon director from 1980 to 1985 and has served again on the Board since August 1986.
- ----------------------------------------------------------------------------------------------
- ----------------
- ----------------   ANN S. MOORE
                   Director of Avon since 1993          Age: 43

                   Mrs. Moore was appointed publisher of People Magazine in July, 1991 and
                   President in September, 1993, assuming executive responsibility for all magazine operations of the Time Inc. weekly. Mrs. Moore graduated from
                   Vanderbilt University in 1971, received an MBA degree from Harvard
                   University in 1978, and joined Time Inc. that year in Corporate Finance.
                   Since then, she has held consumer marketing positions at Sports
                   Illustrated, Fortune, Money and Discover, moving to general management of
                   Sports Illustrated for Kids in 1989. She serves on the boards of a number of non-profit organizations, including the Jackie Joyner-Kersee Community
                   Foundation and Gilda's Club.
- ----------------------------------------------------------------------------------------------
- ----------------
- ----------------   JAMES E. PRESTON
                   Director of Avon since 1977          Age: 60

                   Mr. Preston was elected Chairman of the Board of the Company in January
                   1989 and has been Chief Executive Officer since 1988, holding the additional position of President from that time until November 1993. He joined the Company in 1964 and, after serving in various sales and marketing positions, was elected a Vice President in 1971. He became a
                   Group Vice President in charge of Marketing in 1972. Mr. Preston was elected Executive Vice President and a director of the Company in 1977, and in 1981 became President of the Avon Division. In 1987, he became President of the Avon Beauty Group, which included the Direct Selling and Retail
                   Divisions. Mr. Preston serves on the board of the Cosmetic, Toiletry and
                   Fragrance Association, is a member of the board and treasurer of the
                   Fragrance Foundation, and is a director of F. W. Woolworth Co. and The ARA
                   Group, Inc. Mr. Preston also serves on the boards of The Business Council of New York State and the American Woman's Economic Development
                   Corporation. In addition, Mr. Preston serves on The Salvation Army of
                   Greater New York Advisory Board. He is a past chairman of both the Direct
                   Selling Association and the Cosmetic, Toiletry and Fragrance Association.
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING 1995
- ----------------
- ----------------   DANIEL B. BURKE
                   Director of Avon since 1987          Age: 65

                   Mr. Burke is a director of Capital Cities/ABC, Inc., a company involved in the communications industry through the ownership and operation of the ABC
                   Television Network, cable and radio stations, newspapers and magazines. Mr.
                   Burke retired as President, Chief Executive Officer of the company on
                   February 14, 1994. He joined Capital Cities in 1961 as General Manager of
                   WTEN-TV in Albany. He was elected a Vice President of WTEN-TV in 1962, and in 1964 was appointed General Manager of WJR AM/FM in Detroit. Mr. Burke was elected Executive Vice President and a director of Capital Cities in
                   1967. He served as President of the Publishing Division from 1969 until his election as President and Chief Operating Officer in 1972. When Capital
                   Cities completed its acquisition of American Broadcasting Companies, Inc.
                   on January 3, 1986, Mr. Burke became President and Chief Operating Officer,
                   Capital Cities/ABC, Inc. Prior to joining Capital Cities, Mr. Burke worked for General Foods' Jell-O Division in various capacities from 1955 until
                   1961. Mr. Burke is a director of Consolidated Rail Corporation and Rohm &
                   Haas Company. He is also a trustee of The Presbyterian Hospital in the City of New York and past chairman of the Board of Trustees of the University of
                   Vermont.
- ----------------------------------------------------------------------------------------------
- ----------------
- ----------------   STANLEY C. GAULT
                   Director of Avon since 1985          Age: 68

                   Mr. Gault has been Chairman of the Board and Chief Executive Officer of The
                   Goodyear Tire & Rubber Company, a manufacturer of tires, chemicals, polymers, plastic film and other rubber products, since June 4, 1991.
                   Previously, he was Chairman of the Board and Chief Executive Officer of
                   Rubbermaid Incorporated, a manufacturer and distributor of plastic and rubber products for the consumer and institutional markets, from May 1,
                   1980 to May 1, 1991. He also is a director of International Paper Company,
                   PPG Industries, Inc., Rubbermaid Incorporated, The Timken Company and The
                   New York Stock Exchange, Inc. He is a trustee and Chairman of the Board of
                   The College of Wooster, a director of the National Association of
                   Manufacturers and a member of the United States Advisory Committee for
                   Trade Policy and Negotiations.
- ----------------------------------------------------------------------------------------------

- ----------------
- ----------------   GEORGE V. GRUNE
                   Director of Avon since 1991          Age: 64

                   Mr. Grune has been Chairman and Chief Executive Officer of The Reader's
                   Digest Association, Inc. since 1984. He has been with this global publisher and direct mail marketing company since 1960. Mr. Grune is a director of
                   CPC International Inc., Chemical Banking Corporation and Federated
                   Department Stores, Inc. He is the Chairman-elect of the Boys and Girls
                   Clubs of America, Inc. and a trustee of Duke University and serves on the boards of many other business, educational and philanthropic organizations.
- ----------------------------------------------------------------------------------------------
- ----------------
- ----------------   JOHN J. PHELAN, JR.
                   Director of Avon since 1991          Age: 62

                   Mr. Phelan is the retired Chairman and Chief Executive Officer of The New
                   York Stock Exchange, Inc. He is a former President of the International
                   Federation of Stock Exchanges and a member of the Council on Foreign
                   Relations. He is a senior adviser to the Boston Consulting Group and an international speaker and lecturer. Mr. Phelan is a director of the
                   Metropolitan Life Insurance Company, Eastman Kodak Company, Sonat Inc. and
                   Merrill Lynch & Co., Inc. Mr. Phelan graduated magna cum laude from Adelphi
                   University with a B.B.A. and was Chairman of the University's Board of
                   Trustees from 1981 to 1985. He holds an honorary doctor of laws degree from
                   Adelphi, as well as from Hamilton College, Notre Dame, Tulane, Niagara,
                   Fairfield and Polytechnic Universities. He has been active in charitable and philanthropic causes for many years and has received numerous honors and awards in recognition of his efforts in this area.
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Company's Board of Directors held ten meetings in 1993. The Board has the following regular committees: Audit Committee, Compensation Committee, Finance Committee and Nominating and Directors' Activities Committee. No director attended less than 75% of the aggregate number of meetings of the Board and the Board Committees on which he or she served, except for Mr. Burke.

     The Audit Committee, composed of Joseph A. Rice, as Chair, George V. Grune, Ann S. Moore and Cecily C. Selby, met three times in 1993. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify: (i) making recommendations to the Board with respect to the appointment of independent accountants; (ii) reviewing the timing and scope of the independent accountants' audit examination and the related fees; (iii) reviewing the audit results, including any material comments on internal controls or accounting matters by the Company's independent accountants and the Company's responses thereto; (iv) reviewing the periodic comments and recommendations of the Company's independent accountants and the Company's responses thereto; (v) reviewing the scope and effectiveness of internal auditing activities; (vi) reviewing and making recommendations to the Board with respect to material changes in accounting policies and procedures; (vii) reviewing the procedures designed to assure compliance by Company employees with the Company's policy on standards of business conduct; (viii) reviewing the internal accounting controls with the Company's financial management; (ix) monitoring the Company's compliance with environmental rules and regulations; and (x) meeting with the independent accountants, internal auditors and Company management at least three times per year.

     The Compensation Committee, composed of Charles S. Locke, as Chair, George
V. Grune, Ernesta G. Procope and Joseph A. Rice, met seven times in 1993. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify: (i) reviewing management's recommendations for compensation of officers of the Company and its affiliates and approving such compensation for all senior officers of the Company; (ii) making recommendations to the Board with respect to compensation for any employee of the Company who also is a director of the Company; (iii) reviewing and approving (or recommending to the Board for approval) the adoption, modification or amendment of employee benefit plans; (iv) reviewing and approving (or recommending to the Board for approval) incentive plans for all officers and key employees of the Company, and approving awards under those plans for all senior officers of the Company; (v) reviewing and approving (or recommending to the Board for approval) awards under the Company's 1993 Stock Incentive Plan; (vi) reviewing the existing compensation and benefit plans for employees and making recommendations to the Board with respect to changes where warranted; and (vii) reviewing the Company's management development and succession planning programs.

     The Finance Committee, composed of Stanley C. Gault, as Chair, Daniel B. Burke, John J. Phelan, Jr. and Remedios Diaz Oliver met twice in 1993. The responsibilities of the Finance Committee include, in addition to such other duties as the Board may specify: (i) reviewing with management on a regular basis the financial matters of the Company and its subsidiaries, including capital needs, credit ratings, funding activities and investment of surplus funds; (ii) studying proposed actions in connection with financial strategy and procedures and making recommendations to the Board as appropriate; (iii) reviewing the financial terms of proposed acquisitions and sales or other dispositions of divisions or subsidiaries of the Company and making recommendations to the Board as appropriate; (iv) reviewing proposals for and making recommendations to the Board with respect to all offerings of the Company's equity securities; (v) reviewing the funding programs of the Company and providing guidance and general parameters for the Company's debt and lease commitments; (vi) reviewing, approving and recommending Board action with respect to total permitted indebtedness; and (vii) reviewing the management of the Company's employee benefit trust funds.

     The Nominating and Directors' Activities Committee, composed of Ernesta G. Procope, as Chair, Remedios Diaz Oliver, John J. Phelan, Jr. and Cecily C. Selby, met twice in 1993. The responsibilities of the Nominating and Directors' Activities Committee include, in addition to such other duties as the Board may specify, reviewing and making presentations and recommendations to the Board with respect to: (i) Board policies regarding the size and composition of the Board and qualifications for Board membership; (ii) prospective candidates for Board membership; (iii) candidates to fill vacancies on the Board that occur between annual meetings of Shareholders; (iv) the slate of nominees for director to be proposed for election by Shareholders at annual meetings; (v) the number of Board committees and their composition; and (vi) changes or additions to Board and committee procedures. Shareholders may submit nominations of candidates for election to the Board of Directors. Additional information regarding the Shareholder nomination procedure will be provided upon request to the Secretary of the Company.

     Directors who are officers or employees of the Company or any subsidiary of the Company receive no remuneration for services as directors. Each other director receives $40,000 per year (the "Annual Retainer") for serving as a director, a fee of $1,000 for each special meeting of the Board of Directors and each committee meeting attended, and an annual retainer of $3,000 for acting as Chair of any committee of the Board. The Company has adopted a compensation plan for its non-management directors permitting them by individual election to defer all or a portion of their fees. The value of such deferred fees, depending upon elections made by such director, increase or decrease proportionately with the price of the Common Stock or earn interest on the same basis as a fixed income investment with interest credited at Moody's composite bond rate plus four percent for all cash deferred prior to January 1, 1991 and at a rate no lower than the average annual yield on 30 year U.S. Treasury bonds for all cash deferred after January 1, 1991.

     Effective January 1, 1988, the Company instituted a Retirement Plan for non-management directors. Under the provisions of this plan, non-management directors who retire with a minimum of five years' service on the Board will receive annually 100% of their Annual Retainer for a period of time equal to their years of Board service. This retirement plan is administered by a committee consisting of those directors who are also employees.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1993, the following persons served on the Compensation Committee:
George V. Grune, Charles S. Locke, Ernesta G. Procope and Joseph A. Rice.

     E.G. Bowman Co., Inc., of which Mrs. Procope is the President, Chief Executive Officer and principal shareholder, has acted as broker for various business insurance policies for the Company. During 1993, premiums paid by Avon for such policies yielded commissions to E.G. Bowman Co., Inc. of approximately $144,000. Mrs. Procope also is Chairperson of Bond, Procope Capital Management, an institutional investment management services firm of which she is part owner. In 1993, the firm managed a portion of the assets held for the Company's Supplemental Executive Retirement Plan, for which it received fees of approximately $86,000. It is anticipated that both E.G. Bowman Co., Inc. and Bond, Procope will continue to provide these services during 1994.

                              OWNERSHIP OF SHARES

     The following table sets forth certain information as of February 28, 1994 regarding the amount of Common Stock beneficially owned by each director and director nominee of Avon, each named executive (as defined in the introduction to the Summary Compensation Table), all directors and executive officers of Avon as a group and all persons known to Avon who beneficially own more than five percent of the outstanding shares of Common Stock. All shares shown in the table reflect sole voting and investment power except as otherwise noted.

                                                             AMOUNT AND NATURE OF     PERCENT OF
                   NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP       CLASS
    -------------------------------------------------------  --------------------     ----------
    Oppenheimer Group, Inc.(1).............................        9,893,541             13.73
    The Travelers Inc. (formerly Primerica
      Corporation)(2)......................................        4,032,922               5.6
    Brenda Barnes..........................................              100                  (3)
    Daniel B. Burke........................................            1,000                  (3)
    Stanley C. Gault.......................................           10,000                  (3)
    George V. Grune........................................            1,000                  (3)
    Walker Lewis...........................................           24,572(4)               (3)
    Charles S. Locke.......................................            1,000                  (3)
    Siri S. Marshall.......................................           13,614(5)               (3)
    Ann S. Moore...........................................            1,000                  (3)
    John I. Novosad........................................            6,751(6)               (3)
    Remedios Diaz Oliver...................................            1,000(7)               (3)
    John J. Phelan, Jr.....................................            1,000                  (3)
    James E. Preston.......................................          171,215(8)               (3)
    Ernesta G. Procope.....................................            4,913                  (3)
    Joseph A. Rice.........................................            4,579                  (3)
    Edward J. Robinson.....................................           47,410(9)               (3)
    Cecily C. Selby........................................            2,000                  (3)
    All directors and executive officers as a group (22)...          343,320(10)              (3)

- ---------------

 (1) The address of Oppenheimer Group, Inc. is Oppenheimer Tower, World Financial Center, New York, New York 10281.

 (2) The address of The Travelers Inc. is 65 East 55th Street, New York, New York 10022.

 (3) Indicates less than 1% of the outstanding Shares.

 (4) Includes 10,000 Shares as to which Mr. Lewis has sole voting but no investment power.

 (5) Includes 6,500 Shares as to which Mrs. Marshall has sole voting but no investment power.

 (6) Includes 6,500 Shares as to which Mr. Novosad has sole voting but no investment power.

 (7) Mrs. Diaz Oliver shares with her spouse voting and investment power as to these Shares.

 (8) Includes 31,020 Shares as to which Mr. Preston disclaims beneficial ownership; 37,500 Shares as to which Mr. Preston has sole voting but no investment power; and 20,000 shares which Mr. Preston had a right to acquire within 60 days of February 28, 1994 through the exercise of stock options. The percentage shown for Mr. Preston was computed on the basis of the number of Shares outstanding on February 28, 1994, plus such 20,000 shares.

 (9) Includes 27,500 Shares as to which Mr. Robinson has sole voting but no investment power; and 8,333 Shares which Mr. Robinson had a right to acquire within 60 days of February 28, 1994 through the exercise of stock options. The percentage shown for Mr. Robinson was computed on the basis of the number of Shares outstanding on February 28, 1994, plus such 8,333 Shares.

(10) Includes 31,020 Shares as to which the directors and executive officers in the group disclaim beneficial ownership. Includes 1,150 Shares as to which beneficial ownership was shared with others and 28,333 shares which the directors and executive officers as a group had a right to acquire within 60 days of February 28, 1994 through the exercise of stock options. The percentage shown for the directors and executive officers as a group was computed on the basis of the number of Shares outstanding on February 28, 1994, plus such 28,333 shares.

     Section 16(a) of the Securities Exchange Act of 1934 requires Avon's executive officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of Avon's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to Avon's Reporting Persons during and with respect to 1993 have been complied with on a timely basis.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors sets and administers the policies which govern annual and long-term executive compensation. The Committee is composed entirely of outside Directors, whose names are listed below this report.

OVERVIEW OF COMPENSATION PHILOSOPHY AND PROGRAMS

     The Compensation Committee is responsible for the design and implementation of salary and incentive programs for executive officers and other key executives which are consistent with Avon's overall compensation philosophy. Key elements of that philosophy include:

     - Assuring that total compensation levels are competitive with those at peer companies and are commensurate with relative shareholder returns and financial performance.

     - Focusing executives on the financial objectives that support superior total shareholder returns in the form of stock price appreciation and dividends.

     - Emphasizing long-term financial performance and sustained market value creation vs. short-term gains.

     On an annual basis, working with an independent compensation consulting firm, the Company evaluates its key executive positions using internal measures of comparability and relevant peer company market data. In addition, the consulting firm participates with the Committee in the design of the executive compensation program and regularly monitors and reports to the Committee on performance and pay levels for selected peer companies. These are public companies which compete with Avon in key markets or key channels for customers and executive talent. These companies (the "Peer Companies") are listed in footnote (2) of the five-year performance graph set forth below.

     In accordance with the long-term focus of Avon's pay philosophy, base salary levels for executive officers are targeted to fall slightly below the median of salary levels at Peer Companies. Performance based pay--annual and long-term incentives -- is positioned above peer medians and represents a substantial portion of total pay when the Company meets or exceeds aggressive financial and shareholder return objectives.

     The elements of the current compensation program for executive officers and other key employees are further explained below.

BASE SALARY

     The base salaries of executive officers are targeted to fall 10% below the median of the salary levels for comparable officer positions at the Peer Companies. As indicated below, the CEO's salary has been frozen since 1991 and is presently more than 10% below the median base salary for CEOs of the Peer Companies. Base salaries otherwise are not linked to specific Company performance objectives.

ANNUAL INCENTIVE PLAN

     Under the annual management incentive plan, cash bonuses range from 0 to 250% of individual target awards which are set as a percentage of salary by individual and by management level. These bonuses are earned based on the degree of attainment of performance objectives recommended by management and approved by the Committee.

     With respect to most executive officers, 1993 awards were determined pursuant to a specific formula and substantially based on the following 1993 Company performance objectives: (a) operating income, for which the threshold, but not the target, objective was attained; (b) cash flow, for which the target objective was exceeded, and (c) consolidated net income, for which the threshold, but not the target, objective was attained. As a whole, the overall attainment of these 1993 Company performance objectives resulted in a payout of 102% of target. Certain executive officers, however, had these performance objectives applied to their particular business unit responsibility, rather than the Company as a whole, and some had a portion of their award based on achievement of individual performance objectives. As a consequence, awards as a percent of individual target levels varied considerably among different executive officers ranging from 0% up to 165% of target.

LONG-TERM INCENTIVE COMPENSATION

     Prior to 1994, long-term incentive compensation principally has been provided under the 1970 Stock Option Incentive Plan through the issuance of restricted stock and stock options. Restricted stock grants made in 1991-93 vested 50% in early 1994 as the result of the achievement of an aggressive cash flow target, with the balance vesting in 1995 and 1996. The Company granted restricted stock to Mr. Robinson and Mrs. Marshall as additional compensation for their promotions to higher officer positions in 1993. Mr. Lewis received options in 1993 based on the achievement of a targeted reduction in budgeted expenses for the Company's North American business.

     Commencing in 1994, long-term incentive compensation will be provided under the Company's 1993 Stock Incentive Plan which was approved at the Annual Meeting of Shareholders held May 6, 1993.

DETERMINATION OF CEO COMPENSATION

     The CEO's 1993 compensation package consists of salary, annual cash bonus and long-term incentives awarded prior to 1993 consisting of restricted stock and stock options.

     Mr. Preston's current salary of $610,000 is below the median for the Peer Companies. In 1991, the Committee approved Mr. Preston's request for a five-year salary freeze at that level and a reduction in his target bonus opportunity from 65% to 50% of his base salary, in return for a special option of 50,000 shares of stock. The objective of this action was to make more of Mr. Preston's total compensation long-term oriented and more directly tied to the performance of Avon's stock.

     Mr. Preston's annual bonus for 1993 was based on the same three performance objectives applicable to other executive officers as described above under "Annual Incentive Plan", with the same degree of attainment of targets and thresholds. Each objective was of equal relative importance. Following a review of the Company's performance with respect to all three objectives, the Committee approved a bonus award of 102% of target, resulting in an award to Mr. Preston of $311,478.

     Since Mr. Preston became Chairman in January of 1989, shareholder returns have out-performed the S&P 500 and the Peer Companies composite. Cumulative total shareholder returns over the five-year period 1989 to 1993 have been 204%, well in excess of the S&P 500 and Peer Companies returns over the same time period, which were 97% and 141%, respectively. These returns have directly increased the value of all shareholders' investments, as well as the value of Mr. Preston's stock-based awards, thus demonstrating the linkage between his compensation package, approved by this Committee, and overall corporate performance.

LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION

     Pursuant to the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1 million. Qualifying performance-based incentive compensation, however, would both be deductible and excluded for purposes of calculating the $1 million base. It has been determined that no portion of anticipated compensation payable to any executive officer in 1994 would be non-deductible. The Committee will continue to address this issue when formulating compensation arrangements for executive officers.

                                          Charles S. Locke, Chair
                                          George V. Grune
                                          Ernesta G. Procope
                                          Joseph A. Rice

FIVE-YEAR PERFORMANCE GRAPH

     The following indexed line graph indicates the Company's total return to shareholders for each of the five years ended December 31, 1989 through 1993, as compared to total return to shareholders for the Standard & Poor's 500 Composite Index and an industry composite of Avon peer companies (the "Industry Composite"). The common stocks of the Industry Composite companies have been included on a weighted basis to reflect the relative market capitalization of the companies.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
                 AVON, S&P 500 INDEX AND INDUSTRY COMPOSITE(2)

                                   (GRAPH)

     Assumes $100 invested on December 31, 1988 in Avon Common Stock, the S&P 500 Index and the Industry Composite. The dollar amounts indicated in the graph above and in the chart below are as of December 31 in each year indicated.

                                  1988       1989       1990       1991       1992       1993
                                 ------     ------     ------     ------     ------     ------
      Avon                       $100.0     $195.1     $160.3     $274.3     $338.3     $304.6
      S&P 500                     100.0      131.7      127.6      166.5      179.2      197.2
      Industry Composite          100.0      144.2      177.3      242.4      239.3      241.5

- ---------------

(1) Total Return assumes reinvestment of dividends.

(2) Industry Composite includes Carter Wallace, Gillette, Johnson & Johnson, Tambrands, Stanhome, Alberto-Culver, Colgate Palmolive, Kimberly Clark, Bristol-Myers Squibb, Procter & Gamble, Neutrogena and Helene Curtis.

TABLES AND PLANS

     This section of the proxy statement discloses fiscal 1993 plan and non-plan compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and, of the Company's other executive officers during fiscal 1993, each of the four persons who were most highly compensated in fiscal 1993 (together, these five persons are sometimes referred to as the "named executives").

                           SUMMARY COMPENSATION TABLE


                                                  ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                             --------------------------------   -----------------------------------
                                                                                         AWARDS            PAYOUTS
                                                                    OTHER       ------------------------  ---------       ALL
                                                                    ANNUAL                   SECURITIES                  OTHER
                                                                 COMPENSATION   RESTRICTED   UNDERLYING   LONG-TERM  COMPENSATION
                                                                  (1992 AND       STOCK       OPTIONS/    INCENTIVE   (1992 AND
                                              SALARY    BONUS     1993 ONLY)      AWARDS        SARS       PAYOUTS    1993 ONLY)
         NAME AND POSITION            YEAR     ($)      ($)(1)      ($)(2)        ($)(3)        (#)          ($)        ($)(4)
- -----------------------------------   -----  --------  --------  ------------   ----------  ------------  ---------  ------------
James E. Preston...................   1993    610,000   311,478                          0          0         0          36,878
    Chairman and                      1992    610,000   504,145                          0          0         0          33,148
    Chief Executive Officer           1991    600,833   583,471                  2,643,750     50,000         0
Edward J. Robinson.................   1993    421,667   271,976                    490,625          0         0          75,572
    President and                     1992    348,750   315,420                          0     25,000         0          72,615
    Chief Operating Officer           1991    306,666   249,050                  1,233,250          0         0
Walker Lewis.......................   1993    383,333         0                          0     25,000         0          18,416
    Executive Vice President          1992    262,500   531,701                  1,221,875     25,000         0         221,790
John I. Novosad....................   1993    207,084   167,414                          0          0         0         228,405
    Executive Vice President-
    Asia/Pacific
Siri S. Marshall...................   1993    230,883   110,505                    178,875          0         0          15,918
    Senior Vice President,
    General Counsel and Secretary

- ---------------

(1) Mr. Lewis' 1992 bonus amount includes a $250,000 sign-on bonus.

(2) This column would include the value of certain personal benefits only where the value is greater than the lower of $50,000 or 10% of an executive's Salary and Bonus for the year. Such threshold was not exceeded for any of the named executives.

                                              (Footnotes continued on next page)

(3) With respect to the 1992 grant for Mr. Lewis, 5,000 shares of restricted stock vested on March 31, 1993. Cumulative performance goals applicable to all other shares of restricted stock granted in 1991-93 were achieved as of January 3, 1994, resulting in the vesting of 50% of all such shares as of that date. The remaining shares of restricted stock granted in 1991-93 will vest 60% as of January 3, 1995, and 40% as of January 3, 1996, subject to forfeiture if the holder does not continue to be an employee until the applicable vesting date. If, however, the holder dies, is involuntarily terminated or retires, the holder will vest in that number of shares proportionate to the period of the holder's employment during the applicable restricted period. Dividends have been accrued on the shares of restricted stock granted in 1991-93. Upon vesting, 50% of the accrued accounts was distributed. Dividends on the balance of such shares will continue to accrue until the applicable vesting dates in 1995 and 1996 when payment will be made. In the event of a change of control, all shares of restricted stock would either vest immediately or be cashed out. The following table presents information regarding fiscal 1993 awards of restricted stock to, and aggregate holdings of restricted stock at December 31, 1993 for, the named executives. The table does not reflect the above-described vesting of shares as of January 3, 1994.

                                                                                HOLDINGS OF RESTRICTED SHARES AT 12/31/93
                                                                          ------------------------------------------------------
                                                                                                                AGGREGATE MARKET
                                                                            NUMBER OF          TOTAL NUMBER         VALUE OF
                                                                            RESTRICTED              OF             RESTRICTED
                                                                          SHARES GRANTED        RESTRICTED           SHARES
                                          NAME                            IN FISCAL 1993       SHARES HELD       AT 12/31/93(A)
                 -------------------------------------------------------  --------------       ------------     ----------------
                 Mr. Preston............................................         -0-              75,000           $3,646,875
                 Mr. Robinson...........................................      10,000(b)           45,000           $2,188,125
                 Mr. Lewis..............................................         -0-              20,000           $  972,500
                 Mr. Novosad............................................         -0-              -0-                -0-
                 Mrs. Marshall..........................................       3,000(c)           13,000           $  632,125

- ---------------

    (a) "Market Value" is determined by reference to the per share closing sale price on December 31, 1993 ($48.625).

    (b) These shares vest on June 1, 2001 subject to proportionate vesting in the event of death, involuntary termination or retirement prior to that date. Dividends on these shares are paid at the same time as those on the Company's unrestricted Common Stock.

    (c) Dividends on these shares are accrued during the restricted period and paid to the holder when the shares vest.

(4) The amounts in this column include the following: (i) Company matching contributions to the Employees' Savings and Stock Ownership Plan and/or Deferred Compensation Plan--Mr. Preston, $9,125; Mr. Robinson, $6,310; Mr. Lewis, $5,742; Mr. Novosad, $3,004; and Mrs. Marshall, $3,274; (ii) above-market portion of interest earned on deferred compensation--Mr. Preston, $27,753 and Mrs. Marshall, $5,690; (iii) premiums paid by the Company for life insurance for the direct or indirect benefit of Mr. Robinson, $69,262; Mr. Lewis, $12,674; Mr. Novosad, $12,523; and Mrs. Marshall, $6,954; (iv) overseas cost-of-living and housing allowance--Mr. Novosad, $212,878.

OPTION GRANTS

     This table presents information regarding options that may be exercised to purchase shares of the Company's Common Stock. The Company has no outstanding SARs and granted no SARs during fiscal 1993. Other than Mr. Lewis, none of the named executives received stock option grants during fiscal 1993.

                          OPTION GRANTS IN FISCAL 1993

                                                                   POTENTIAL REALIZABLE VALUE(3) AT ASSUMED ANNUAL RATES
                                                                        OF STOCK PRICE APPRECIATION FOR OPTION TERM
                                                         -------------------------------------------------------------------------
                                                                  0%                       5%                        10%
                  INDIVIDUAL GRANTS                              ($)                       ($)                       ($)
- -----------------------------------------------------    --------------------     ---------------------    -----------------------
          NUMBER OF    % OF TOTAL                                     MARKET                   MARKET                      MARKET
           SECURITIES    OPTIONS                                        PRICE                   PRICE                       PRICE
           UNDERLYING   GRANTED TO                                     REQUIRED                REQUIRED                    REQUIRED
         OPTIONS/SARS  EMPLOYEES     EXERCISE                        TO REALIZE               TO REALIZE                  TO REALIZE
            GRANTED     IN FISCAL      PRICE    EXPIRATION   DOLLAR    DOLLAR       DOLLAR      DOLLAR        DOLLAR        DOLLAR
NAME         4(#)(1)    YEAR(2)       ($/SH)      DATE       GAINS     GAINS        GAINS       GAINS         GAINS         GAINS
- ----       ----------- ------------   --------  ----------   ------   ----------   -------    ----------    ----------    ----------
Mr.
Preston...      0         0            N/A         N/A       N/A        N/A         N/A        N/A            N/A          N/A
Mr.
Robinson...     0         0            N/A         N/A       N/A        N/A         N/A        N/A            N/A          N/A
Mr.
Lewis...     25,000      100%         63.375    03/03/03       0       63.375     996,375     103.23       2,525,125      164.38
Mr.
Novosad...      0         0            N/A         N/A       N/A        N/A         N/A        N/A            N/A          N/A
Mrs.
Marshall...     0         0            N/A         N/A       N/A        N/A         N/A        N/A            N/A          N/A

- ---------------

(1) The indicated options have a term of 10 years and were granted pursuant to the Company's 1970 Stock Option Incentive Plan. If there were a change in control of the Company, each unexercised option granted under the 1970 Stock Option Incentive Plan would vest and be cashed out at an amount equal to the then-current value of the underlying Common Stock, minus the exercise price of the option.

(2) Based on 25,000 options granted in fiscal 1993.

(3) The Potential Realizable Values are calculated as follows: ((Market Price at Grant X (1 + Stock Price Appreciation Rate)) -- Exercise Price) X Number of Underlying Shares. The 1970 Stock Option Incentive Plan requires that the per share exercise price be not less than "fair market value" at the time of grant. The plan defines fair market value as the average of the high and low sales price on the date of grant. Because these potential realizable values are based on annualized compound rates of increase over a 10-year term, the total potential appreciation on annual appreciation rates of 5% and 10% is 62.9% and 159.4%, respectively.

OPTION EXERCISES AND VALUES

     This table presents information regarding options exercised for shares of the Company's Common Stock during fiscal 1993 and the value of unexercised options held at December 31, 1993. There were no options exercised by the named executives and no SARs outstanding during fiscal 1993.

AGGREGATED OPTION EXERCISES IN FISCAL 1993 AND 1993 FISCAL YEAR-END OPTION VALUE

                                                                              NUMBER OF
                                                                        SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                                         UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                                                              AT FY-END                        AT FY-END
                             SHARES ACQUIRED          VALUE                      (#)                            ($)(2)
                               ON EXERCISE           REALIZED        ---------------------------      ---------------------------
           NAME                    (#)                ($)(1)          EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
- --------------------------   ---------------      --------------     ---------------------------      ---------------------------
Mr. Preston...............        0                    0                20,000/30,000                    168,750/253,125
Mr. Robinson..............        0                    0                 8,333/16,667                          0/0
Mr. Lewis.................        0                    0                   0/50,000                            0/0
Mr. Novosad...............        0                    0                     0/0                               0/0
Mrs. Marshall.............        0                    0                     0/0                               0/0

- ---------------

(1) Value Realized is calculated as follows: [(Per Share Closing Sale Price on Date of Exercise) - (Per Share Exercise Price)] X Number of Shares for Which the Option was Exercised.

(2) Value of Unexercised, In-the-Money Options at 12/31/93 is calculated as follows: [(Per Share Closing Sale Price on 12/31/93) - (Per Share Exercise Price)] X Number of Shares Subject to Unexercised Options. The per share closing sale price on 12/31/93 was $48.625.

RETIREMENT, DEATH AND SEVERANCE BENEFITS

     The following table shows the estimated annual retirement allowance for life annuity under the Retirement Plan and the Supplemental Plan (which are defined below) for participants retiring at age 65 whose three-year average compensation and years of service at retirement would be in the classifications shown:

                ESTIMATED ANNUAL RETIREMENT ALLOWANCES AT AGE 65

            AVERAGE OF THREE
             HIGHEST YEARS'
                 ANNUAL                                  YEARS OF CREDITABLE SERVICE
              COMPENSATION                 --------------------------------------------------------
            IN LAST TEN YEARS                 15          20          25          30          35
- -----------------------------------------  --------    --------    --------    --------    --------
  $  300,000.............................    90,000     120,000     150,000     165,000     180,000
     400,000.............................   120,000     160,000     200,000     220,000     240,000
     500,000.............................   150,000     200,000     250,000     275,000     300,000
     600,000.............................   180,000     240,000     300,000     330,000     360,000
     700,000.............................   210,000     280,000     350,000     385,000     420,000
     800,000.............................   240,000     320,000     400,000     440,000     480,000
     900,000.............................   270,000     360,000     450,000     495,000     540,000
   1,000,000.............................   300,000     400,000     500,000     550,000     600,000
   1,100,000.............................   330,000     440,000     550,000     605,000     660,000
   1,200,000.............................   360,000     480,000     600,000     660,000     720,000
   1,300,000.............................   390,000     520,000     650,000     715,000     780,000
   1,400,000.............................   420,000     560,000     700,000     770,000     840,000
   1,500,000.............................   450,000     600,000     750,000     825,000     900,000
   1,600,000.............................   480,000     640,000     800,000     880,000     960,000

     As of December 31, 1993, Mr. Preston had an average three-year compensation of $1,317,786 and 34.25 years of creditable service; Mr. Robinson had an average three-year compensation of $653,330 and 21.0 years of creditable service; Mr. Lewis had an average three-year compensation of $508,422 and 1.83 years of creditable service; Mr. Novosad had an average three-year compensation of $324,056 and 29.67 years of creditable service; and Mrs. Marshall had an average three-year compensation of $296,966 and 14.92 years of creditable service.

     Benefits under Avon's Employees' Retirement Plan (the "Retirement Plan") are based on the average of a participant's five highest years' compensation during the ten years prior to retirement and the number of years of creditable service, and are offset in part by Social Security benefits. The compensation covered by the Retirement Plan includes base salary, commissions and annual incentive bonuses.

     The Company's Supplemental Executive Retirement Plan (the "Supplemental Plan") will pay to executive officers and certain other selected executives a supplemental pension equal to the difference between the annual amount of a pension calculated under the Supplemental Plan and the amount the participant will receive under the Retirement Plan. The pension benefit calculation under the Supplemental Plan is similar to that under the Retirement Plan except that it takes into account a greater percentage of each participant's final average earnings computed on the basis of the three highest years' compensation during the ten years prior to retirement and is not subject to any offset of Social Security benefits or maximum limitation on qualified plan benefits but is subject to offset by the benefits provided under the Retirement Plan. The

Supplemental Plan provides that certain participants (including Messrs. Preston and Robinson) who retire at age 65 (or who retire at age 60 with 15 years of creditable service) will receive a pension benefit which is not less than one-half of his or her final three-year average compensation.

     For purposes of determining benefits and eligibility for benefits under the Supplemental Plan, the Company has granted Mr. Preston 5 additional years of creditable service and Mr. Robinson 16 years of creditable service. The pension benefits payable by Avon to Mr. Robinson will be the higher of (i) the amount calculated utilizing the additional credited service and including the offset of prior benefits earned by Mr. Robinson while in the employ of his former employer or (ii) the benefit amount calculated using his Avon service only. If recognition of Mr. Robinson's service with his former employer is not necessary to qualify him for the pension benefit described in the paragraph above, his pension will not be reduced by the value of the benefits earned with his former employer.

     The Company maintains a supplemental benefits plan (the "SLIP"), participation in which is restricted to approximately 45 corporate and division officers, including the named executives. This plan provides for death benefits ranging from $350,000 to $2,000,000. This death benefit is in addition to the coverage under the Company's group life insurance program. For participants eligible prior to January 1, 1990 (including Messrs. Preston, Robinson, Novosad and Mrs. Marshall), such coverage continues after retirement and provides that in the event of a change in control (as defined in the plan document) of the Company prior to a participant's death, vested participants and participants involuntarily terminated after a change in control will receive a fully-paid whole-life policy, including an appropriate tax reimbursement, with a face amount equal to one-half of the death benefits payable under this plan. This change in control benefit is in lieu of a later death benefit.

CONTRACTS WITH EXECUTIVES

     The Company currently has employment contracts ("Employment Contracts") with each of Messrs. Preston, Robinson, Novosad and Mrs. Marshall. Each of the Employment Contracts may be terminated for cause by the Company. Mr. Preston's Employment Contract expires October 31, 1995. During the terms of their respective Employment Contracts, Mr. Preston's positions with the Company may not be reduced; the positions of Mr. Robinson may not be reduced below the corporate officer level during Mr. Preston's tenure or below his then current position thereafter.

     The Employment Contracts provide that if the executive is discharged without cause or deemed terminated during the course of the contract, the executive generally shall receive a payment equal to the sum of: (i) Base Salary and certain Accrued Obligations (as defined in the Employment Contracts) to the date of termination; (ii) the present value of the executive's Base Salary until the end of the contract term, in the case of Mr. Preston, or, in the case of the other executives, for a period equal to two or three years (depending upon the executive's position at the Company); (iii) continuation of benefits until the end of the contract term, in the case of Mr. Preston, or, in the case of the other executives, for two or three years (depending upon the executive's position at the Company); plus (iv) in certain circumstances, a bonus. Under the terms of the Employment Contracts, the amounts payable upon termination are generally reduced by the amounts payable under the Severance Plan (which is described below).

     The Employment Contracts also provide that upon the executive's actual or constructive termination of employment other than for cause in connection with the occurrence of certain change of control or potential change of control events (as defined in the Employment Contracts), the executive will receive payment of an amount equal to the sum of: (a) up to three years' salary and bonus, (b) the present value of three years' insurance and fringe benefits, and
(c) the value of all then outstanding stock options and Restricted Shares, based on a cash-out or similar cash amount that reflects Common Stock price fluctuations surrounding such events. Assuming an actual or potential change of control on January 3, 1994 and the termination of the executives immediately thereafter, Mr. Preston would receive $2,764,434; Mr. Robinson would receive $2,287,689; Mr. Novosad would receive $1,210,242; and Mrs. Marshall would receive $1,069,140; plus the amounts referred to in (b) and (c) above.

     The Employment Contracts also provide for reimbursement by the Company of any excise taxes incurred under Section 4999 of the Internal Revenue Code by reason of a change in control, and for any income and excise taxes incurred in connection with such reimbursement. The actual amount of such reimbursements is difficult to determine due to, among other things, (i) the number of variables involved, such as the price of the Common Stock at relevant times and the circumstances and timing of any termination, and (ii) uncertainties, in the absence of final or temporary tax regulations, regarding the application of the relevant tax rules.

     The Company has in effect for its employees a severance plan (the "Severance Plan") under which an employee will receive, in the event his employment by the Company is terminated other than for cause, disability or retirement, continuation of his salary for a period of time ranging from two weeks to 24 months (the "Continuation Period"), depending on the employee's position with the Company (plus two weeks in lieu of notice and unused, earned vacation), and, if the employee elects to receive his salary continuation over the applicable Continuation Period, benefits continuation for the applicable Continuation Period. All Employment Contracts with executive officers obligate the Company to provide severance benefits to those executives at a level at least commensurate with the current Severance Plan.

      PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Unless otherwise directed by the Shareholders, proxies will be voted for ratification of the appointment by the Board of Directors, upon the recommendation of the Audit Committee, of Coopers & Lybrand, Certified Public Accountants, as independent accountants for the year 1994. Coopers & Lybrand began auditing the accounts of the Company in 1989. If the appointment of Coopers & Lybrand is not ratified by the Shareholders, the Audit Committee will reconsider its recommendation. The Company is informed that no member of Coopers & Lybrand has any direct or any material indirect financial interest in the Company or any of its subsidiaries. A member of the firm will be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

     With respect to the proposal to ratify the appointment of Coopers & Lybrand as independent accountants, Shareholders may direct that their votes be cast for or against such proposal, or may abstain, by marking the appropriate box on the proxy card.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND AS INDEPENDENT ACCOUNTANTS FOR THE YEAR 1994.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

                            SOLICITATION OF PROXIES

     The cost of the solicitation of proxies on behalf of Avon will be borne by Avon. Directors, officers and other employees of Avon may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. In addition, Avon has retained Morrow & Co., Inc. at a fee estimated not to exceed $15,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. Avon will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending Avon's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any proposal that a shareholder may desire to have included in the Company's proxy material for presentation at the 1995 Annual Meeting must be received by the Company at Avon Products, Inc., 9 West 57th Street, New York, New York 10019, Attention: Secretary, on or prior to November 23, 1994.

     Upon the written request of any Shareholder to the Shareholder Relations Department (Attention: Marilyn Reynolds) at the address listed above (telephone number 212-546-6786/6788), the Company will provide without charge a copy of its Annual Report on Form 10-K for 1993, as filed with the Securities and Exchange Commission.

                                          By Order of the Board of Directors

                                          Siri S. Marshall
                                          Senior Vice President,
                                          General Counsel and Secretary
March 23, 1994
New York, New York

- --------------------------------------------------------------------------------

     If your Shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your Shares. Accordingly, please contact the person responsible for your account and give instructions for a proxy card to be signed representing your Shares.
- --------------------------------------------------------------------------------

If you have any questions about giving your proxy or require assistance, please contact our proxy solicitor at:

                               MORROW & CO., INC.
                                909 Third Avenue
                            New York, New York 10022
                                 (212) 754-8000
                         Call Toll-Free 1-800-662-5200

                                    PROXY

                             AVON PRODUCTS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of AVON PRODUCTS, INC. (the "Company") hereby constitutes and appoints Siri S. Marshall, Ward M. Miller and Maureen Boyan, and each of them, as true and lawful attorneys and proxies the undersigned, with full power of substitution and resubstitution, to vote and act with respect to all shares of the Company's Common Stock, par value $.50 per share (the "Shares"), the undersigned could vote, and with all powers the undersigned would possess, if personally present, at the Annual Meeting of Shareholders of the Company to be held on May 5, 1994, and at any adjournments or postponements thereof (the "Annual Meeting").

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW, FOR PROPOSAL NO. 3, AND IN THE DISCRETION OF THE PROXIES NAMED ABOVE ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

NOMINEES FOR ELECTION AS DIRECTORS

CLASS OF 1997: REMEDIOS DIAZ OLIVER, JOSEPH A. RICE, EDWARD J. ROBINSON AND CECILY CANNAN SELBY
CLASS OF 1996: BRENDA BARNES

Instruction for Cumulative Voting for the Class of 1997: Unless otherwise specified in the space provided below, this proxy shall authorize the proxies listed above to cumulate all votes which the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for the Class of 1997 listed above, as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to such class of Avon's Board of Directors. To specify a method of cumulative voting, write "Cumulate For" and the number of Shares and the name(s) of the nominee(s) in the space provided below.

- --------------------------------------------------------------- SEE REVERSE SIDE




                                                                            1305
[ X ] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3



PROPOSAL 1       FOR      WITHHELD
Election of      [ ]        [ ]
Directors to the
Class of 1997
(see reverse)

- --------------------------------------------------------------------------------
To withhold authority for any nominee(s) for the Class of 1997, write the name(s) of such nominee(s) in the space provided above.

PROPOSAL 2       FOR      WITHHELD
Election of      [ ]        [ ]
Director to the
Class of 1996
(see reverse)

PROPOSAL 3       FOR      AGAINST          ABSTAIN
Ratification of  [ ]        [ ]              [ ]
the appointment
of Coopers &
Lybrand as
Avon's independent
accountants.


PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY!

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------
SIGNATURES(S)                                                               DATE


THIS PROXY REVOKES ALL PRIOR DATED PROXIES. THE SIGNER HEREBY ACKNOWLEDGES RECEIPT OF AVON'S PROXY STATEMENT DATED MARCH 23, 1994.

                                    PROXY

                             AVON PRODUCTS, INC.

EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
CONFIDENTIAL VOTING INSTRUCTIONS CARD

To: Chase Manhattan Bank, N.A. as Trustee (the "Trustee") under the Avon Products, Inc. Employee Savings and Stock Ownership Plan (the "Avon Savings Plan")

THE PROXY FOR WHICH YOUR INSTRUCTIONS ARE REQUESTED IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVON PRODUCTS, INC. (THE "COMPANY").

The undersigned, as a participant in the Avon Savings Plan, hereby directs Chase Manhattan Bank, N.A. as Trustee, to appoint Siri S. Marshall, Ward M. Miller and Maureen Boyan, and each of them, with full power of substitution and resubstitution, to vote and act with respect to all shares of the Company's Common Stock, par value $.50 per share (the "Shares"), credited to my Savings Plan account, at the Annual Meeting of Shareholders of the Company to be held on May 5, 1994, and at any adjournments or postponements thereof (the "Annual Meeting").

The Avon Savings Plan provides that participants may instruct the Trustee as to the manner in which the Avon Shares held by it for their accounts shall be voted at shareholders' meetings. The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting is being provided to you by the Trustee under the Avon Savings Plan. In order to instruct the Trustee in the voting of your Avon Savings Plan shares, you must fill in the reverse side of this Confidential Voting Instructions Card, and date, sign and return the card to the Trustee in the enclosed envelope so that it is received by May 2, 1994.

Unless your card is received by May 2, 1994, and unless you have specified your directions, your shares cannot be voted by the Trustee. Please date and sign on the reverse side.

                      NOMINEES FOR ELECTION AS DIRECTORS

CLASS OF 1997: REMEDIOS DIAZ OLIVER, JOSEPH A. RICE, EDWARD J. ROBINSON AND CECILY CANNAN SELBY
CLASS OF 1996: BRENDA BARNES

Instruction for Cumulative Voting for the Class of 1997: Unless otherwise specified in the space provided below, these voting instructions shall authorize the Trustee to authorize the proxies listed above to cumulate all votes which the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for the Class of 1997 listed above, as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to such class of Avon's Board of Directors. To specify a method of cumulative voting, write "Cumulate For" and the number of Shares and the name(s) of the nominee(s) in the space provided below.

- ----------------------------------------------------------------SEE REVERSE SIDE



                                                                            4302
[ X ] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3

PROPOSAL 1       FOR      WITHHELD
Election of      [ ]        [ ]
Directors to the
Class of 1997
(see reverse)

- --------------------------------------------------------------------------------
To withhold authority for any nominee(s) for the Class of 1997, write the name(s) of such nominee(s) in the space provided above.


PROPOSAL 2       FOR      WITHHELD
Election of      [ ]        [ ]
Director to the
Class of 1996
(see reverse)



PROPOSAL 3       FOR      AGAINST          ABSTAIN
Ratification of  [ ]        [ ]              [ ]
the appointment
of Coopers & Lybrand
as Avon's independent
accountants.


PLEASE SIGN, DATE AND MAIL YOUR VOTING PROXY PROMPTLY!

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------
SIGNATURES(S)                                                           DATE


This proxy revokes all prior dated proxies. The signer hereby acknowledges receipt of Avon's proxy statement dated March 23, 1994.